EXHIBIT 99.1 NEWS RELEASE NVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NET SALES AND FINANCIAL RESULTS FOR SECOND QUARTER FISCAL YEAR 2014

▪	Record net sales of $492.7 million, up 6.5% sequentially and up 28.5% from net sales in the year ago quarter.

▪
On a non-GAAP basis: gross margins of 59.0%; Record operating income of $156.6 million; Record net income of $136.4 million; and Record EPS of 63 cents per diluted share. The First Call published estimate for non-GAAP diluted EPS was 60 cents.

▪
On a GAAP basis: gross margins of 58.6%; operating income of $117.5 million; net income of $99.8 million; and EPS of 46 cents per diluted share. There was no published first call estimate for GAAP EPS.

▪	Record net sales of 8-bit microcontrollers, 16-bit microcontrollers, 32-bit microcontrollers and analog products

▪	Record licensing revenue of $24.8 million

CHANDLER, Arizona - October 30, 2013 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2013 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended September 30, 2013
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$492.7		$492.7
Gross Margin	$288.9	58.6%	$290.7	59.0%
Operating Income	$117.5	23.9%	$156.6	31.8%
Other Expense (including Gains/Losses on Equity Method Investments)	$6.3		$4.1
Income Tax Expense	$11.4		$16.2
Net Income	$99.8	20.3%	$136.4	27.7%
Earnings per Diluted Share	46 cents		63 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

GAAP net sales for the second quarter of fiscal 2014 were $492.7 million, up 6.5% sequentially from net sales of $462.8 million in the immediately preceding quarter, and up 28.5% from GAAP net sales of $383.3 million in the prior year’s second fiscal quarter. GAAP net income for the second quarter of fiscal 2014 was $99.8 million, or 46 cents per diluted share, up 27.0% from GAAP net income of $78.6 million, or 37 cents per diluted share, in the immediately preceding quarter, and up from a GAAP net loss of $21.2 million, or a loss of 11 cents per diluted share, in the prior

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

year’s second fiscal quarter. In the second quarter of fiscal 2014, GAAP net income included amortization of acquired intangibles of $23.7 million.

Non-GAAP net sales for the second quarter of fiscal 2014 were $492.7 million, up 6.5% sequentially from non-GAAP net sales of $462.8 million in the immediately preceding quarter, and up 20.8% from non-GAAP net sales of $407.8 million in the prior year’s second fiscal quarter. Non-GAAP net income for the second quarter of fiscal 2014 was a record $136.4 million, or 63 cents per diluted share, up13.3% from non-GAAP net income of $120.4 million, or 57 cents per diluted share, in the immediately preceding quarter, and up 39.5% from non-GAAP net income of $97.7 million, or 48 cents per diluted share, in the prior year’s second fiscal quarter. For the second quarters of fiscal 2014 and fiscal 2013, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.45 cents per share. The quarterly dividend is payable on December 5, 2013 to stockholders of record on November 21, 2013.

“We were very pleased with our execution in the September quarter. Looking at the September quarter compared to the year ago quarter, microcontrollers grew 22.9%, analog grew 25.2% and licensing grew 23.4%, all achieving new revenue records,” said Steve Sanghi, President and CEO. “Our net sales, non-GAAP gross margin percentage and non-GAAP EPS all exceeded the high end of our guidance.”

Mr. Sanghi added, “The revenue growth and the leverage we have achieved in gross margins and operating expenses have been outstanding and enabled us to achieve non-GAAP operating profit of 31.8% in the quarter ended September 30, 2013. Based on three factors: improving gross margins and operating margins in our microcontroller and analog businesses, achieving a substantially better business model from our SMSC acquisition, and our growing licensing business, we have revised our long-term model upwards to be between 34% and 36% non-GAAP operating profit.”

“As we anticipated in our July earnings conference call, our 8-bit microcontrollers did set a new revenue record in the September quarter, as did our 16-bit and 32-bit microcontroller businesses. Our overall microcontroller net sales grew a strong 6.9% sequentially in the September quarter to achieve an all time record of $321 million,” said Ganesh Moorthy, Chief Operating Officer. “Our 16-bit microcontroller net sales were up 10.9% sequentially in

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

the September quarter, achieving a new record for net sales. 16-bit microcontroller net sales was also up 48.1% over the year ago quarter. Our 32-bit microcontroller net sales were up 24% sequentially in the September quarter, registering another strong quarter of growth to also set a new record. 32-bit microcontroller net sales were also up 53.4% over the year ago quarter.”

Rich Simoncic, Vice President, Analog and Interface Products Division said, “Our analog net sales grew 5.1% sequentially in the September quarter, the 8th consecutive quarter of sequential growth, to also achieve a new record, and continues to perform exceptionally well. Analog net sales were also up 25.2% from the year ago quarter. Analog net sales represented 22% of Microchip’s overall net sales in the September quarter and it remains one of the best performing Analog franchises in the industry.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “We had strong free cash flow generation in the September quarter of $126.4 million prior to our dividend payment. The dividend that we announced today marks the thirty-ninth occasion that we have increased our dividend payment, and our cumulative dividends paid have reached almost $2.1 billion."

Mr. Sanghi concluded, “I want to thank all of the employees of Microchip for their contribution in making the financial results for the September 2013 quarter outstanding in every respect. Looking at our year-over-year results, our September quarter non-GAAP net sales were up 20.5%, far exceeding the growth of the industry and our competitors. The December quarter is typically Microchip’s weakest quarter of the year due to the various holidays. Taking the global economic picture and these factors into consideration we expect Microchip’s total net sales in the December quarter to be flat to down 6% sequentially.”

Microchip’s Highlights for the Quarter Ended September 30, 2013:

•
Microchip introduced two new development kits for its 32-bit PIC32 microcontrollers. The Verizon Wireless-Certified, Machine-to-Machine (M2M) Development Platform for CDMA enables custom embedded firmware application development with local-area and remote cellular connectivity. The PIC32 Bluetooth® Audio Development Kit eases the development of Bluetooth enabled smartphone docks and speakers.

•
In the area of 16-bit microcontrollers, Microchip introduced an analog system-on-a-chip MCU family that integrates a full analog signal chain. It includes Microchip’s first on-chip precision 16-bit ADC, plus a DAC and dual operational amplifiers, along with eXtreme Low Power technology for extended battery life in portable medical and industrial applications.

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

•
Microchip announced its Lighting Communications Development Platform, to enable engineers to design intelligent lighting and control systems with its 8, 16 and 32-bit PIC® microcontrollers; as well as its analog, wireless, and human-interface solutions. This full-featured, universal platform provides everything required to create a lighting network-using DMX512A or DALI which are the most prevalent standards.

•
The Company also created a Cloud-Based Development Platform, including the Wi-Fi® Client Module Development Kit (Part # DM182020), which is now available on the Amazon Web Services Marketplace. It allows embedded engineers to easily connect their designs to the Amazon Elastic Compute Cloud (EC2) service, bridging the cloud and embedded worlds to further enable the Internet of Things.

•
In other wireless news, Microchip’s new 2.4 GHz RF high-power amplifier supports 256-QAM modulation, extending the range of ultra-high data rate WLAN systems, such as Wi-Fi access points, routers and set-top boxes.

•
The Company also continued to grow its very broad portfolio of analog products, including the world’s first programmable USB port power controllers for active connectors, such as the Apple® Lightning™ connector, along with 12W charging. Additionally, Microchip introduced the world’s first temperature-sensor family with 1.8V SMBus and I2C™ interfaces for the latest smartphone, tablet and PC chipsets.

•
Microchip and element14 announced their 32-bit PIC32 MCU-based Raspberry Pi® chipKIT™ Expansion Board, which is the world’s first to offer Raspberry Pi users Arduino™ compatibility using an MCU in a prototyping-friendly packaging.

•
Overall, Microchip shipped 48,049 development systems during the September quarter, which offers further evidence for the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,577,448.

•	Selling Power magazine named Microchip to its annual “Selling Power 50 Best Companies to Sell For” list for 2013. Microchip ranked 19th, and is the only semiconductor company on the list.

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

Third Quarter Fiscal Year 2014 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$463.1 to $492.7 million		$463.1 to $492.7 million
Gross Margin[2]	58.3% to 58.7%	$2.3 to $2.5 million	58.8% to 59.2%
Operating Expenses[2]	34.25% to 34.75%	$33.6 to $35.7 million	27.0% to 27.5%
Other Expense	$7.3 million	$2.3 million	$5.0 million
Income Tax Expense	11.8% to 12.8%	$2.6 to $2.9 million	10.5% to 11.5%
Net Income	$88.7 to $99.8 million	$35.2 to $37.7 million	$123.9 to $137.5 million
Diluted Common Shares Outstanding[3]	Approximately 218.4 million shares	Approximately 0.6 million shares	Approximately 217.8 million shares
Earnings per Diluted Share	40 to 46 cents	About 7 cents	57 to 63 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 2 under the “Use of Non-GAAP Financial Measures” section of this release.

•
Microchip’s inventory days at December 31, 2013 are expected to be flat to up eight days compared to the September 30, 2013 levels. We believe our inventory position will enable us to continue to service our customers effectively while allowing us to control future capital expenditures. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending December 31, 2013 are expected to be approximately $35 million. Capital expenditures for all of fiscal year 2014 are anticipated to be approximately $115 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the December quarter of approximately $110 million to $130 million prior to the dividend payment.

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2013 quarter of $41 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012

Net sales	$492,669	$383,298	$955,461	$735,432
Cost of sales	203,806	189,103	400,024	336,440
Gross profit	288,863	194,195	555,437	398,992

Operating expenses:
Research and development	78,254	64,082	151,339	112,908
Selling, general and administrative	69,368	71,767	135,078	127,359
Amortization of acquired intangible assets	23,744	27,858	51,421	31,904
Special (income) charges	(11)	22,394	1,690	22,394
	171,355	186,101	339,528	294,565

Operating income	117,508	8,094	215,909	104,427
Losses on equity method investments	(101)	(32)	(361)	(153)
Other expense, net	(6,201)	(5,943)	(14,006)	(11,291)

Income before income taxes	111,206	2,119	201,542	92,983
Income tax provision	11,400	23,303	23,157	35,457

Net income (loss)	$99,806	(21,184)	$178,385	$57,526

Basic net income (loss) per common share	$0.50	$(0.11)	$0.90	$0.30
Diluted net income (loss) per common share	$0.46	$(0.11)	$0.83	$0.28

Basic common shares outstanding	197,825	194,060	197,388	193,756
Diluted common shares outstanding	216,475	194,060	214,371	204,627

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2013	2013
	(Unaudited)
Cash and short-term investments	$1,151,911	$1,578,597
Accounts receivable, net	230,493	229,955
Inventories	275,124	242,334
Other current assets	163,378	185,484
Total current assets	1,820,906	2,236,370

Property, plant & equipment, net	518,191	514,544
Long-term investments	829,656	257,450
Other assets	796,398	843,041

Total assets	$3,965,151	$3,851,405

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$179,469	$202,659
Short-term borrowings	8,375	-
Deferred income on shipments to distributors	151,049	138,952
Total current liabilities	338,893	341,611

Long-term line of credit	290,000	620,000
Long-term borrowings	340,379	-
Convertible debentures	367,533	363,385
Long-term income tax payable	192,007	182,723
Deferred tax liability	379,761	388,250
Other long-term liabilities	38,039	21,966

Stockholders’ equity	2,018,539	1,933,470

Total liabilities and stockholders’ equity	$3,965,151	$3,851,405

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Net sales, as reported	$492,669	$383,298	$955,461	$735,432
Distributor revenue recognition adjustment	-	24,496	-	24,748
Non-GAAP net sales	$492,669	$407,794	$955,461	$760,180

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Gross profit, as reported	$288,863	$194,195	$555,437	$398,992
Distributor revenue recognition adjustment	-	15,737	-	15,868
Share-based compensation expense	1,864	2,614	3,833	3,924
Acquisition-related acquired inventory valuation other costs	-	22,650	-	24,150
Non-GAAP gross profit	$290,727	$235,196	$559,270	$442,934
Non-GAAP gross profit percentage	59.0%	57.7%	58.5%	58.3%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Research and development expenses, as reported	$78,254	$64,082	$151,339	$112,908
Share-based compensation expense	(6,931)	(6,358)	(12,621)	(10,390)
Acquisition-related costs	-	(17)	-	(17)
Non-GAAP research and development expenses	$71,323	$57,707	$138,718	$102,501
Non-GAAP research and development expenses as a percentage of net sales	14.5%	14.2%	14.5%	13.5%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Selling, general and administrative expenses, as reported	$69,368	$71,767	$135,078	$127,359
Share-based compensation expense	(6,205)	(11,581)	(11,202)	(16,225)
Acquisition-related costs	(383)	(1,832)	(1,271)	(5,019)
Non-GAAP selling, general and administrative expenses	$62,780	$58,354	$122,605	$106,115
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.7%	14.3%	12.8%	14.0%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Operating expenses, as reported	$171,355	$186,101	$339,528	$294,565
Share-based compensation expense	(13,136)	(17,956)	(23,823)	(26,632)
Acquisition-related costs	(383)	(1,832)	(1,271)	(5,019)
Amortization of acquired intangible assets	(23,744)	(27,858)	(51,421)	(31,904)
Special income (charges)	11	(22,394)	(1,690)	(22,394)
Non-GAAP operating expenses	$134,103	$116,061	$261,323	$208,616
Non-GAAP operating expenses as a percentage of net sales	27.2%	28.5%	27.4%	27.4%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Operating income, as reported	$117,508	$8,094	$215,909	$104,427
Distributor revenue recognition adjustment	-	15,737	-	15,868
Share-based compensation expense	15,000	20,553	27,656	30,539
Acquisition-related acquired inventory valuation and other costs	383	24,499	1,271	29,186
Amortization of acquired intangible assets	23,744	27,858	51,421	31,904
Special (income) charges	(11)	22,394	1,690	22,394
Non-GAAP operating income	$156,624	$119,135	$297,947	$234,318
Non-GAAP operating income as a percentage of net sales	31.8%	29.2%	31.2%	30.8%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Other expense, net, as reported	$(6,201)	$(5,943)	$(14,006)	$(11,291)
Convertible debt non-cash interest expense	2,235	2,042	4,396	4,017
Non-GAAP other expense, net	$(3,966)	$(3,901)	$(9,610)	$(7,274)
Non-GAAP other expense, net, as a percentage of net sales	-0.8%	-1.0%	-1.0%	-1.0%

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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Income tax provision, as reported	$11,400	$23,303	$23,157	$35,457
Income tax rate, as reported	10.3%	1099.7%	11.5%	38.1%
Distributor revenue recognition adjustment	-	3,387	-	3,404
Share-based compensation expense	1,589	3,419	2,991	4,741
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	357	4,818	780	5,387
Special (income) charges	(4)	11,476	633	11,476
Convertible debt non-cash interest expense	837	766	1,646	1,507
Non-recurring tax events	1,995	(29,716)	1,995	(29,716)
Non-GAAP income tax provision	$16,174	$17,453	$31,202	$32,256
Non-GAAP income tax rate	10.6%	15.1%	10.8%	14.2%

RECONCILIATION OF GAAP NET INCOME (LOSS) AND GAAP DILUTED NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,

	2013	2012	2013	2012
Net income (loss), as reported	$99,806	$(21,184)	$178,385	$57,526
Distributor revenue recognition adjustment, net of tax effect	-	12,350	-	12,464
Share-based compensation expense, net of tax effect	13,411	17,134	24,665	25,798
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	23,770	47,539	51,912	55,703
Special (income) charges, net of tax effect	(7)	10,918	1,057	10,918
Convertible debt non-cash interest expense, net of tax effect	1,398	1,276	2,750	2,510
Non-recurring tax events	(1,995)	29,716	(1,995)	29,716
Non-GAAP net income	$136,383	$97,749	$256,774	$194,635
Non-GAAP net income as a percentage of net sales	27.7%	24.0%	26.9%	25.6%

Diluted net income (loss) per share, as reported	$0.46	$(0.11)	$0.83	$0.28
Non-GAAP diluted net income per share	$0.63	$0.48	$1.20	$0.95
Diluted common shares outstanding, as reported	216,475	194,060	214,371	204,627
Diluted common shares outstanding Non-GAAP	215,764	205,286	213,691	204,285

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

Microchip will host a conference call today, October 30, 2013 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 6, 2013.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) October 30, 2013 and will remain available until 8:00 p.m. (Eastern Time) on November 6, 2013. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 1638730.

Cautionary Statement:

The statements in this release relating to our long-term model of between 34% and 36% operating profit, our analog business continuing to perform exceptionally well, our analog franchise being one of the best performing in the industry, the December quarter being our weakest quarter of the year, expecting total net sales in the December quarter to be flat to down 6% percent sequentially, continued strong interest in our products, our third quarter fiscal 2014 guidance (GAAP and Non-GAAP as applicable) including net sales, gross margin, operating expenses, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, ability to continue to service our customers effectively while allowing us to control capital expenditures, capital expenditures for the December 2013 quarter and for fiscal 2014, selectively investing to support the expected growth of our new products and technologies, net cash generation and assumed average stock price in the December 2013 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to U.S. budgetary, debt ceiling or other issues, any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to continue to realize the expected benefits of our acquisitions; the impact of any other significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the December 2013 quarter and the impact such price will have on our

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Microchip Technology Reports
Second Quarter Fiscal 2014
Financial Results

share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 30, 2013 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, PIC, and MPLAB are registered trademarks of Microchip Technology Inc. in the USA and other countries. chipKIT is a trademark of Microchip Technology Inc. in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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